Exhibit 10.7

AMENDED AND RESTATED PLEDGE AGREEMENT

AMENDED AND RESTATED PLEDGE AGREEMENT (this “Agreement”) dated as of January 4, 2011, by and among GAMESTOP CORP., a corporation organized under the laws of the State of Delaware having a place of business at 625 Westport Parkway, Grapevine, Texas 76051, as Lead Borrower; the Subsidiary Borrowers party hereto (together with the Lead Borrower, individually, a “Pledgor” and collectively, the “Pledgors”); and BANK OF AMERICA, N.A., a national banking association, as collateral agent (in such capacity, the “Collateral Agent” for the Credit Parties (, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, Pledgors, among others, have entered into (i) that certain Credit Agreement, dated as of October 11, 2005 (as amended and in effect on and prior to the date hereof, the “Existing Credit Agreement”) by, among others, the Pledgors, as Borrowers, the other Borrowers party thereto, the “Lenders” as defined therein, Bank of America, N.A. as “Administrative Agent” and “Collateral Agent”, Citicorp North America, Inc., as “Syndication Agent”, and Merrill Lynch Capital a Division of Merrill Lynch Business Financial Services, Inc., as “Documentation Agent”, (ii) that certain Security Agreement, dated as of October 11, 2005 (as amended and in effect on and prior to the date hereof, the “Existing Security Agreement”) by and among such Pledgors and Bank of America, N.A., as “Collateral Agent”, and (iii) those certain Securities Collateral Pledge Agreements dated as of October 11, 2005 between the applicable Pledgor and the Collateral Agent, (as amended and in effect on and prior to the date hereof, the “Existing Pledge Agreements”), pursuant to which such Pledgors have granted a security interest to the Collateral Agent in the Pledged Collateral (as defined in the Existing Pledge Agreements) to secure the Secured Obligations (as defined in the Existing Pledge Agreements); and

WHEREAS, contemporaneously herewith, the Pledgors and the Collateral Agent, among others, are amending and restating the Existing Credit Agreement in its entirety pursuant to that certain Amended and Restated Credit Agreement dated as of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and between, among others, (i) the Pledgors, as Borrowers, (ii) the Lenders named therein, (iii) Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders, and (iv) Bank of America, N.A., as Issuing Bank; and

WHEREAS, contemporaneously herewith, the Pledgors and the Collateral Agent are amending and restating the Existing Security Agreement in its entirety pursuant to that certain Amended and Restated Security Agreement dated as of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Security Agreement”) by and among the Pledgors and the Collateral Agent; and

WHEREAS, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Pledgors of an agreement in the form hereof to secure the Secured Obligations (as defined in the Security Agreement); and

WHEREAS, the Pledgors and the Agents desire to amend and restate the Existing Pledge Agreements and to consolidate such Existing Pledge Agreements as set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Pledgors and the Collateral Agent hereby agree that the Existing Pledge Agreements are hereby amended and restated in their entirety to read as follows (it being agreed that this Agreement shall not be deemed to evidence or result in a novation under the Existing Pledge Agreements):

SECTION 1

Definitions

1.1       Generally.  Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement or the Security Agreement, as applicable, and all references to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently that in another Article thereof, the term shall have the meaning set forth in Article 9, and provided further that if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

1.2       Definitions of Certain Terms Used Herein.  As used herein, the following terms shall have the following meanings:

“Blue Sky Laws” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

“Investment Property” shall have the meaning given that term in the UCC.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.5 of this Agreement.

“Pledged Securities” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

“Securities Act” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

1.3       Rules of Interpretation.  The rules of interpretation specified in Sections 1.2 through 1.6 of the Credit Agreement shall be applicable to this Agreement.

SECTION 2

Pledge

As security for the payment and performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Credit Parties, a security interest in all of the Pledgor’s right, title and interest in, to and under:

2.1       the shares of capital stock and other ownership interests owned by each Pledgor and listed on Schedule I hereto, and any shares of capital stock or other equity interest of any Subsidiary obtained in the future by the Pledgor, and the stock certificates or other securities representing all such shares or equity interests; provided that with respect to each Material Foreign Subsidiary whose capital stock is pledged hereunder by the Pledgor, the Pledgor has pledged stock representing 65% of the outstanding shares of Voting Stock of such Material Foreign Subsidiary (or such lesser percentage as is owned by Pledgor) (the “Pledged Securities”);

2.2       all other Investment Property that may be delivered to, and held by, the Collateral Agent pursuant to the terms hereof;

2.3       subject to Section 6, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable, in respect of, or in exchange for, the Pledged Securities referred to in clauses 2.1 and 2.2 above;

2.4       subject to Section 6, all rights and privileges of the Pledgor with respect to the Pledged Securities and other Investment Property referred to in clauses 2.1, 2.2, and 2.3 above; and

2.5       all proceeds of any of the foregoing (the items referred to in clauses 2.1 through 2.5 being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Credit Parties, until the Secured Obligations have been paid in full in cash, the Lenders have no further commitment to lend; subject, however, to the terms, covenants and conditions hereinafter set forth.

Upon delivery to the Collateral Agent pursuant to SECTION 3 of this Agreement, (a) all stock certificates or other securities now or hereafter included in the Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request, and (b) all other Investment Property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Collateral Agent may reasonably request.  Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

SECTION 3

Delivery of the Pledged Collateral

3.1       On or before the Effective Date, the Pledgors shall deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, any and all Investment Property, and any and all certificates or other instruments or documents representing the Pledged Collateral as set forth in Section 4.15 of the Security Agreement.

3.2       Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to sign (if required) and file in any appropriate filing office, wherever located, any Financing Statement that contains any information required by the UCC of the applicable jurisdiction for the sufficiency or filing office acceptance of any Financing Statement.  Each Pledgor also authorizes the Collateral Agent to file a copy of this Agreement in lieu of a Financing Statement, and to take any and all actions required by any earlier versions of the UCC or by any other Applicable Law.  The Pledgors shall provide the Collateral Agent with any information the Collateral Agent shall reasonably request in connection with any of the foregoing.

SECTION 4

Representations, Warranties and Covenants

Each Pledgor hereby represents, warrants and covenants, as to itself and the Pledged Collateral pledged by it hereunder, to and with the Collateral Agent that:

4.1       the Pledged Securities represent that percentage of the issued and outstanding shares of each class of the capital stock or other equity interest of the Issuer with respect thereto as set forth on Schedule I, provided that with respect to each Material Foreign Subsidiary whose capital stock is pledged hereunder by such Pledgor, such Pledgor has pledged stock representing 65% of the outstanding shares of Voting Stock of such Material Foreign Subsidiary (or such lesser percentage as is owned by such Pledgor);

4.2       except for the security interest granted hereunder, and except as otherwise permitted in the Credit Agreement and the other Loan Documents, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I, (ii) holds the Pledged Collateral free and clear of all Liens, other than those Liens permitted under the terms of Section 6.02 of the Credit Agreement and Liens in favor of the Collateral Agent, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in, or other Lien on, the Pledged Collateral, other than pursuant hereto and other than Permitted Encumbrances or any other Liens permitted under Section 6.02 of the Credit Agreement, and (iv) subject to Section 6, will cause any and all Pledged Collateral to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

4.3       except as expressly permitted under the Credit Agreement, no Pledgor will consent to or approve the issuance of (i) any additional shares of any class of capital stock of any Issuer of the Pledged Securities, or the issuance of any membership or other ownership interest in any such Person or (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares or interests;

4.4       each Pledgor (i) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement or the other Loan Documents, or any other Lien permitted under Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

4.5       no consent of any other Person (including stockholders or creditors of the Pledgor), and no consent or approval of any Governmental Authority or any securities exchange, was or is necessary to the validity of the pledge effected hereby or to the disposition of the Pledged Collateral upon an Event of Default in accordance with the terms of this Agreement and the Security Agreement;

4.6       by virtue of the execution and delivery by the Pledgors of this Agreement, and the delivery by the Pledgors to the Collateral Agent of the stock certificates or other certificates or documents representing or evidencing the Pledged Collateral in accordance with the terms of this Agreement, the Collateral Agent will obtain a valid and perfected lien upon, and security interest in, the Pledged Collateral as security for the payment and performance of the Secured Obligations, to the extent such security interest may be perfected by possession;

4.7       the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Credit Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein;

4.8       all the Pledged Securities have been duly authorized and validly issued and are fully paid and nonassessable;

4.9       all information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects as of the date hereof; and

4.10     none of the Pledged Securities constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System.

SECTION 5

Registration in Nominee Name; Copies of Notices

Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Credit Parties, shall have the right (in its reasonable discretion) to hold the Pledged Securities in its own names as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of such Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent.  The Pledgors will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor.

SECTION 6

Voting Rights; Dividends and Interest, Etc.

6.1       Unless and until an Event of Default shall have occurred and be continuing, the Pledgors shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Securities or any part thereof to the extent, and only to the extent, that such rights are exercised for any purpose consistent with, and not otherwise in violation of, the terms and conditions of this Agreement, the Credit Agreement, the other Loan Documents and Applicable Law; provided, however, that the Pledgors will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Credit Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Credit Parties to exercise the same.

6.2       Unless and until a Cash Dominion Event shall have occurred and be continuing, the Pledgors shall be entitled to receive and retain any and all cash dividends paid on the Pledged Collateral to the extent, and only to the extent, that such cash dividends are permitted by, and otherwise paid in accordance with, the terms and conditions of this Agreement, the Credit Agreement, the other Loan Documents and Applicable Law.  All noncash dividends, and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than dividends and distributions referred to in the preceding sentence) made on or in respect of the Pledged Collateral, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock or partnership interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, amalgamation, arrangement, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Pledgor, to the extent required to be paid to the Collateral Agent pursuant to the terms of the Credit Agreement or the other Loan Documents, shall not be commingled by the Pledgors with any of their other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

6.3       Upon the occurrence and during the continuance of a Cash Dominion Event, all rights of the Pledgors to dividends that such Pledgor is authorized to receive pursuant to Section 6.2 above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends.  All dividends received by any Pledgor contrary to the provisions of this Section 6.3 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor in accordance with the provisions of Section 2.21 of the Credit Agreement in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 6.3 shall be applied in accordance with the provisions of Section 8.

6.4       Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgors to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 6.1 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit any Pledgor to exercise such rights.  After all Events of Default have been cured or waived in writing by the Collateral Agent, the Pledgors will have the right to exercise the voting and consensual rights and powers that they would otherwise be entitled to exercise pursuant to the terms of Section 6.1.

SECTION 7

Remedies upon Default

Upon the occurrence of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other Applicable Law.  The rights and remedies of the Collateral Agent shall include, without limitation, the right to take any of or all the following actions at the same or different times:

7.1       The Collateral Agent may sell or otherwise dispose of all or any part of the Pledged Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor.

7.2       The Collateral Agent shall give the Pledgors at least ten (10) days’ prior written notice, by authenticated record, of the Collateral Agent’s intention to make any sale of the Pledged Collateral.  Such notice, (i) in the case of a public sale, shall state the date, time and place for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, shall state the date after which any private sale or other disposition of the Pledged Collateral shall be made.  The Pledgors agree that such written notice shall satisfy all requirements for notice to the Pledgors which are imposed under the UCC with respect to the exercise of the Collateral Agent’s rights and remedies upon default.  The Collateral Agent shall not be obligated to make any sale or other disposition of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

7.3       Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.

7.4       At any public (or, to the extent permitted by Applicable Law, private) sale made pursuant to this Section 7, the Collateral Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of the Pledgors, the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Credit Party from the Pledgors on account of the Secured Obligations as a credit against the purchase price, and the Collateral Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor.

7.5       For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof.  The Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Pledgors shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

7.6       As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

7.7       Each Pledgor recognizes that (i) the Collateral Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77, (as amended and in effect, the “Securities Act”) or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof, (ii) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, (iii) that neither the Collateral Agent nor any Credit Party has any obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Collateral to be registered for public sale under the Securities Act or the Blue Sky Laws, and (iv) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

7.8       To the extent permitted by Applicable Law, each Pledgor hereby waives all rights of redemption, stay, valuation and appraisal which such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

SECTION 8

Application of Proceeds of Sale

The proceeds of any sale of Pledged Collateral pursuant to Section 7, as well as any Pledged Collateral consisting of cash, shall be applied by the Collateral Agent as required pursuant to the terms of Section 7.3 of the Credit Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale or other disposition of the Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 9

Registration, Etc.

If the Collateral Agent reasonably determines that it is necessary to sell any of the Pledged Securities at a public sale, each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, such Pledgor will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the Issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities.  Without limiting any of its other indemnification obligations under the Loan Documents, each Pledgor agrees to indemnify, defend and hold harmless the Collateral Agent, each other Credit Party, any underwriter and their respective officers, directors, Affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including the reasonable fees and expenses of legal counsel to the Collateral Agent), and claims (including the reasonable costs of investigation) that any of them may incur insofar as such loss, liability, expense or claim arises out of, or is based upon, any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the Issuer of such Pledged Securities by the Collateral Agent or any other Credit Party expressly for use therein.  Each Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the Issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Securities Act, Blue Sky Laws or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations.  The Pledgors will bear all costs and expenses of carrying out their obligations under this Section 9.  Each Pledgor acknowledges that there is no adequate remedy at law for failure by them to comply with the provisions of this Section 9 and that such failure would not be adequately compensable in damages, and therefore agree that their agreements contained in this Section 9 may be specifically enforced.

SECTION 10

Further Assurances

Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Pledged Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

SECTION 11

Intent

This Agreement is being executed and delivered by the Pledgors for the purpose of confirming the grant of the security interest of the Collateral Agent in the Pledged Collateral.  It is intended that the security interest granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the Security Interest granted to the Collateral Agent, for the ratable benefit of the Credit Parties, under the Security Agreement.  All provisions of the Security Agreement shall apply to the Pledged Collateral.  The Collateral Agent shall have the same rights, remedies, powers, privileges and discretions with respect to the security interests created in the Pledged Collateral as in all other Collateral. In the event of a conflict between this Agreement and the Security Agreement, the terms of this Agreement shall control with respect to the Pledged Collateral and the Security Agreement with respect to all other Collateral.

SECTION 12

Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

PLEDGORS:	GAMESTOP CORP. GAMESTOP, INC. SUNRISE PUBLICATIONS, INC. ELECTRONICS BOUTIQUE HOLDINGS CORP. ELBO INC. EB INTERNATIONAL HOLDINGS, INC. GAMESTOP TEXAS LTD. as Pledgors

	By:	/s/ Robert A. Lloyd
	Name:	Robert A. Lloyd
	Title:	EVP & CFO

KONGREGATE INC., as a Pledgor

By:	/s/ J. Paul Raines
Name:	J. Paul Raines
Title:	CEO

MARKETING CONTROL SERVICES, INC., as a Pledgor

By:	/s/ Kevin Weimerskirch
Name:	Kevin Weimerskirch
Title:	President & Sec

SOCOM LLC, as a Pledgor

By:	/s/ Mark Summey
Name:	Mark Summey
Title:	President

COLLATERAL AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Stephen Garvin
	Name:	Stephen Garvin
	Title:	Managing Director

SCHEDULE I

None of the issuers has any authorized, issued or outstanding membership interests of any class or any commitments to issue any membership interests of any class or any securities convertible into or exchangeable for any membership interests of any class except as otherwise stated in this Schedule I.

			Percentage of
	Record	Type of Interest held	Membership Interests
Issuer	Owner	by Record Owner	held by Record Owner

SOCOM LLC	GameStop Texas Ltd.	Member	100%

None of the issuers has any authorized, issued or outstanding shares of its capital stock of any class or any commitments to issue any shares of its capital stock of any class or any securities convertible into or exchangeable for any shares of its capital stock of any class except as otherwise stated in this Schedule I.

				Number of
			Number of	Issued and	Percentage of
	Record	Class of	Shares held by	Outstanding	Shares held by
Issuer	Owner	Shares	Record Owner	Shares	Record Owner

Electronics	GameStop	Common	100	100	100%
Boutique	Corp.
Holdings
Corp.

ELBO Inc.	Electronics	Common	100	100	100%
	Boutique
	Holdings
	Corp.

Marketing	Electronics	Common	100	1,000	100%
Control	Boutique
Services, Inc.	Holdings
	Corp.

GameStop,	Electronics	Class A	1,000	1,000,000	100%
Inc.	Boutique	Common
	Holdings
	Corp.	Class B
		Common	4,000,000	13,000,000	100%

Kongregate,	Electronics	Common	200	200	100%
Inc.	Boutique
	Holdings
	Corp.

EB	Electronics	Common	100	1,000	100%
International	Boutique
Holdings,	Holdings
Inc.	Corp.

Sunrise	GameStop,	Common	1,000,000	1,000,000	100%
Publications,	Inc.
Inc.

GameStop	GameStop,	Common	100	1,000	100%
Texas Ltd.	Inc.

GameStop	GameStop	Ordinary	16,250	16,250	100%
Finance Sarl	Corp.

GameStop	EB	Ordinary	7,060	5,907	83.67%
Group	International
Limited	Holdings, Inc.

GameStop	EB	Ordinary	12,500	12,500	100%
Global	International
Holdings Sarl	Holdings, Inc.

Electronics	EB	Common	4,457,425	Unlimited	100%
Boutique	International
Canada Inc.	Holdings, Inc.

Electronics	EB	Common	10,000,000	10,000,000	100%
Boutique	International
Australia Pty.	Holdings, Inc.
Ltd.

Jolt Online	EB	Ordinary	1,000,000	320	90%
Gaming	International
Limited	Holdings, Inc.	Deferred	40	40	10%